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(LOGO)                                                World Financial Center
                                                      North Tower
                                                      New York, New York
                                                      10281-1305
                                                      (212) 449-4954 (Call
                                                      Collect)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             WONDERWARE CORPORATION
                                       AT
                              $24.00 NET PER SHARE
                                       BY

                             WDR ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                   SIEBE PLC

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
             CITY TIME, ON FRIDAY, APRIL 3, 1998, UNLESS EXTENDED.

                                                                   March 2, 1998

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by WDR Acquisition Corp., a Delaware corporation (the "Offeror") and an indirect wholly owned subsidiary of Siebe plc, a public limited company organized under the laws of the United Kingdom ("Parent"), to act as Dealer Manager in connection with Offeror's offer to purchase all outstanding shares of Common Stock, $0.001 par value per share, of Wonderware Corporation (the "Company"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of February 15, 1996, as amended on February 24, 1998, by and between the Company and The First National Bank of Boston, as Rights Agent (collectively, the "Shares"), at a purchase price of $24.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 2, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 24, 1998, among Parent, Offeror, WDR Sub Corp., a Delaware corporation and a wholly owned subsidiary of Offeror, and the Company (the "Merger Agreement"). Holders of Shares whose certificates for such Shares are not immediately available or who cannot deliver their certificates and all other required documents to Bankers Trust Company (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, OF THE COMPANY, INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS, WHICH WOULD REPRESENT, ON A FULLY DILUTED BASIS, AT LEAST A MAJORITY OF THE OUTSTANDING SHARES. THE OFFER IS ALSO SUBJECT TO CERTAIN OTHER CONDITIONS CONTAINED IN THIS OFFER TO PURCHASE. SEE SECTIONS 1 AND 15 OF THE OFFER TO PURCHASE.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.
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     For your information and for forwarding to your clients for whom you hold
Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

          1. The Offer to Purchase, dated March 2, 1998.

          2. The Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

          3. A letter to stockholders of the Company from Roy H. Slavin, the Chairman of the Board, President and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to the stockholders of the Company.

          4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

          5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

          7. A return envelope addressed to the Depositary.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Offeror will accept for payment and will pay for all Shares validly tendered prior to the Expiration Date and not theretofore withdrawn in accordance with Section 4 of the Offer to Purchase promptly after the later to occur of (a) the Expiration Date and (b) the satisfaction or waiver of the conditions set forth in Section 15 of the Offer to Purchase related to regulatory matters. Subject to compliance with Rule 14e-1(c) under the Exchange Act, Offeror expressly reserves the right to delay payment for Shares in order to comply in whole or in part with any applicable law. See Sections 1 and 16 of the Offer to Purchase. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (iiii) any other documents required by the Letter of Transmittal.

     Neither Offeror nor Parent will pay any fees or commissions to any broker, dealer or any other person (other than the Dealer Manager, the Information Agent and the Depositary as described in Section 17 of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Offeror will pay or cause to be paid any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, APRIL 3, 1998, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message or other required documents should be sent to the Depositary and
(ii) certificates representing the tendered Shares or a timely Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) should be delivered to the Depositary in accordance with the instructions set forth in the Offer.

     If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender

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must be effected by following the guaranteed delivery procedures specified in
Section 3 of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to D.F. King & Co., Inc., the Information Agent for the Offer, at 77 Water Street, New York, New York 10005, 1-800-714-3310 or Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Dealer Manager, at World Financial Center, North Tower, New York, New York 10281-1305, 212-449-4954 (call collect).

     Additional copies of the enclosed materials may be obtained by calling D.F. King & Co., Inc., the Information Agent at 1-800-714-3310 or from brokers, dealers, commercial banks or trust companies.

                                      Very truly yours,

                                      MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, OFFEROR, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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